Exhibit 15.1

Partners:
Paul Aherne	**	April 25, 2022	Our Ref: NASD/KH/B4480-H20228
John Cartwright	*
Joanne Collett	*	Bilibili Inc.
Mark Cummings	*******	Building 3, Guozheng Center
Stuart D’Addona	****	No. 485 Zhenli Road
Nicholas Davies	***	Yangpu District
Shamar Ennis	***	Shanghai, 200433
James Gaden	****	People’s Republic of China
Thomas Granger	**
Kristen Kwok	**
Alice Molan	******
Thomas Pugh	*
Andrew Randall	**	Dear Sirs,
Rupen Shah	*******
Colette Wilkins	***	Form 20-F
Denise Wong	**
We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation —Cayman Islands Taxation” in the Annual Report on Form 20-F of Bilibili Inc. for the year ended 31 December 2021 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 25, 2022 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)
WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

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*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); ******Victoria (Australia); *******Bermuda